As filed with the Securities and Exchange Commission on March 10, 2004

Registration No. 333-83442

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	77-0430270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(408) 579-2800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GORDON L. STITT

Chief Executive Officer

EXTREME NETWORKS, INC.

Santa Clara, California 95051

(408) 579-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

J. Howard Clowes, Esq. GRAY CARY WARE & FREIDENRICH LLP 153 Townsend Street, Suite 800 San Francisco, CA 94107 (415) 836-2500

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box:  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-83442, is being filed with the Securities and Exchange Commission for the sole and purpose of de-registering the shares not sold under this Registration Statement. No shares have been sold under this Registration Statement to date. Extreme Networks, Inc. hereby de-registers 9,544,260 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on March 10, 2004.

EXTREME NETWORKS, INC.

By:	/s/ GORDON L. STITT

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Gordon L. Stitt Gordon L. Stitt	Chairman of the Board, President and Chief Executive Officer	March 10, 2004

/s/ William Slakey William Slakey		March 10, 2004

* Charles Carnalli	Director	March 10, 2004

* Promod Haque	Director	March 10, 2004

Bob L. Corey	Director	March 10, 2004

* Peter Wolken	Director	March 10, 2004

* Ken Levy	Director	March 10, 2004

*By:	/s/ Gordon L. Stitt Gordon L. Stitt Attorney-In-Fact	Attorney-in-Fact	March 10, 2004